                                                                 Exhibit 10.2(a)

                                   GUARANTY
                                   (Parent)

        THIS GUARANTY ("Guaranty"), dated as of September 28, 1995, is executed and delivered by STERLING CHEMICALS, INC., a Delaware corporation ("Guarantor"), to TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, acting in its capacity as agent (in such capacity, together with all successors in such capacity, "Agent") for the financial institutions (collectively, the "Lenders" and each a "Lender") which are now or hereafter become parties to that certain Credit Agreement (as amended, modified, restated and supplemented from time to time, the "Credit Agreement") of even date herewith, by and among the Borrower (as hereinafter defined), the Lenders and the Agent.

ARTICLE 1

SECTION 1.1 Definitions. As used in this Guaranty, these terms shall have these respective meanings:

        Borrower means STERLING PULP CHEMICALS, LTD., a corporation organized under the laws of the Province of Ontario, Canada, and its successors, assigns, trustees and receivers.

        Debt means (a) all Indebtedness (principal, interest or other obligations and including withholding tax, environmental and other indemnity obligations) owed by Borrower evidenced by or arising pursuant to the Credit Agreement, the Notes and the Interest Rate Risk Agreement between Borrower and one or more of the Lenders (but no other Person), (b) the Interest Rate Risk Indebtedness to the extent, only, that it is owed to one or more Lenders by Borrower, and (c) all other Indebtedness (principal, interest or other) to any Lender or Agent incurred under or evidenced by the other Loan Documents. The Debt includes interest and other obligations accruing or arising after (a) commencement of any case under any bankruptcy or similar laws by or against any Obligor or (b) the obligations of any Obligor shall cease to exist by operation of law. The Debt also includes all reasonable attorneys' fees and any other expenses incurred by any Lender or Agent in enforcing any of the Loan Documents.

        Obligor means any Person now or hereafter primarily or secondarily obligated to pay all or any part of the Debt, including Borrower and Guarantor.

Unless redefined in this Guaranty, capitalized terms used in this Guaranty have the respective meanings ascribed to them in the Credit Agreement. All principles of construction set forth in Section 1.2 of the Credit Agreement are incorporated herein by reference for all purposes.

ARTICLE 2

SECTION 2.1 Execution of Loan Documents. Borrower has executed and delivered the Credit Agreement and the Notes to the Lenders, and the Debt is secured by the Liens created, evidenced or carried forward by the Loan Documents.

SECTION 2.2 Consideration. In consideration of the credit and financial accommodations contemplated to be extended to Borrower by the Lenders pursuant to the Loan Documents or otherwise, which the Board of Directors of Guarantor has determined will substantially benefit Guarantor directly or indirectly, and for other good and valuable consideration, the receipt and sufficiency of which Guarantor hereby acknowledges, Guarantor executes and delivers this Guaranty to Agent on behalf of Lenders with the intention of being presently and legally bound by its terms.

ARTICLE 3

SECTION 3.1 Payment Guaranty. Guarantor, as primary obligor and not as a surety, unconditionally guarantees to Agent on behalf of Lenders the full, prompt and punctual payment of the Debt when due (whether at its stated maturity, by acceleration or otherwise) in accordance with the Loan Documents. This Guaranty is irrevocable, unconditional and absolute, and if for any reason all or any portion of the Debt shall not be paid when due, Guarantor will immediately pay, upon demand made by Agent on Guarantor, all such Debt to Agent or other Person entitled to it, in Dollars, regardless of (a) any defense, right of set-off or counterclaim which any Obligor may have or assert, (b) whether any Lender or Agent or any other Person shall have taken any steps to enforce any rights against any Obligor or any other Person to collect any of the Debt and
(c) any other circumstance, condition or contingency.

SECTION 3.2 Obligations Not Affected. Guarantor's covenants, agreements and obligations under this Guaranty shall not in any way be released, diminished, reduced, impaired or otherwise affected by reason of the happening from time to time of any of the following things, for any reason, whether by voluntary act, operation of law or order of any competent Governmental Authority and whether or not Guarantor is given any notice or gives any consent (all requirements for which, however arising, Guarantor hereby WAIVES):

     (a) release or waiver of any obligation or duty to perform or observe any express or implied agreement, covenant, term or condition imposed in any of the Loan Documents (other than this Guaranty) or by applicable law on any Obligor or any party to the Loan Documents.

     (b) extension of the time for payment of any part of the Debt or any other sums payable under the Loan Documents (other than this Guaranty), extension of the time for performance of any other obligation under or arising out of or in connection with the Loan

Documents (other than this Guaranty) or change in the manner, place or other terms of such payment or performance.

     (c) settlement or compromise of any or all of the Debt.

     (d) renewal, supplementing, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) of any part of any of the Loan Documents or any obligations under the Loan Documents of any Obligor or any other party to the Loan Documents (without limiting the number of times any of the foregoing may occur).

     (e) acceleration of the time for payment or performance of any Debt or other obligation under any of the Loan Documents or exercise of any other right, privilege or remedy under or in regard to any of the Loan Documents.

     (f) failure, omission, delay, neglect, refusal or lack of diligence by any Lender or Agent or any other Person to assert, enforce, give notice of intent to exercise--or any other notice with respect to--or exercise any right, privilege, power or remedy conferred on any Lender or Agent or any other Person in any of the Loan Documents or by law or action on the part of any Lender or Agent or any other Person granting indulgence, grace, adjustment, forbearance or extension of any kind to any Obligor or any other Person.

     (g) release, surrender, exchange, subordination or loss of any Lien priority under any of the Loan Documents or in connection with the Debt.

     (h) release, modification or waiver of, or failure, omission, delay, neglect, refusal or lack of diligence to enforce, any guaranty (other than this Guaranty), pledge, mortgage, deed of trust, security agreement, lien, charge, insurance agreement, bond, letter of credit or other security device, guaranty, surety or indemnity agreement whatsoever, or any right, benefit, privilege or interest under any contract or agreement, under which the rights of any Obligor have been collaterally or absolutely assigned, or in which a Lien has been granted, to any Lender or Agent as direct or indirect security for payment of the Debt or performance of any other obligations to--or at any time held by--any Lender or Agent.

     (i) taking or acceptance of any other security or guaranty for the payment or performance of any or all of the Debt or the obligations of any Obligor.

     (j) voluntary or involuntary liquidation, dissolution, sale of any collateral, marshaling of assets and liabilities, change in corporate or organizational status, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt or other similar proceedings of or affecting any Obligor or any of the assets of any Obligor, even if any of the Debt is thereby rendered void, unenforceable or uncollectible against any other Person.

     (k) occurrence or discovery of any irregularity, invalidity or unenforceability of any of the Debt or Loan Documents or any defect or deficiency in any of the Debt or Loan Documents, including the unenforceability of any provisions of any of the Loan Documents because entering into any such Loan Document was ultra vires or because anyone who executed them exceeded their authority.

     (l) failure to acquire, protect or perfect any Lien in any collateral intended by any Obligor and Agent to secure any part of the Debt or any other obligations under the Loan Documents or failure to maintain perfection.

     (m) occurrence of any event or circumstances which might otherwise constitute a defense available to, or a discharge of, any Obligor, including any defense to the obligation to reimburse each Lender for withholding tax obligations, failure of consideration, fraud by or affecting any Person, usury, forgery, breach of warranty, failure to satisfy any requirement of the statute of frauds, running of any statute of limitation, accord and satisfaction and any defense based on election of remedies of any type.

     (n) receipt and/or application of any proceeds, credits or recoveries from any source, including any proceeds, credits, or amounts realized from exercise of any rights, remedies, powers or privileges of any Lender or Agent under the Loan Documents, by law or otherwise available to any Lender or Agent.

     (o) occurrence of any act, error or omission of any Lender or Agent, except behavior which is proven to be in bad faith to the extent (but no further) that Guarantor cannot effectively waive the right to complain.

     (p) failure by any Lender or Agent or any other Person to notify--or timely noti-fy--Guarantor of any default, event of default or similar event (however denominated) under any of the Loan Documents or of the occurrence of any of the foregoing in this Section. None of the Lenders and Agent has any duty or obligation to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Debt or the Loan Documents.

 .3 Waiver of Certain Rights and Notices. Guarantor hereby WAIVES and RELEASES all right to require marshalling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any liability to which it applies or may apply, notice of the creation, accrual, renewal, increase, extension, modification, amendment or rearrangement of any part of the Debt, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of intent to accelerate, notice of acceleration and all other notices and demands, collection, suit and the taking of any other action by any Lender or Agent.

SECTION 3.4 Not a Collection Guaranty. This is an absolute guaranty of payment and not of collection, and Guarantor WAIVES any right to require that any action be brought against any Obligor or any other Person, or that any Lender or Agent be required to enforce, attempt to enforce or exhaust any rights, benefits or privileges of any Lender or Agent under any of the Loan Documents, by law or otherwise; provided that nothing herein shall be construed to prevent any Lender or Agent from exercising and enforcing at any time any right, benefit or privilege which any Lender or Agent may have under any Loan Document or by law from time to time, and at any time, and Guarantor agrees that its obligations hereunder are--and shall be--absolute, independent and unconditional under any and all circumstances. Should any Lender or Agent seek to enforce Guarantor's obligations by action in any court, Guarantor WAIVES any requirement, substantive or procedural, that (a) any Lender or Agent pursue any foreclosure action, realize or attempt to realize on any security or preserve or enforce any deficiency claim against any Obligor or any other Person after any such realization, (b) a judgment first be sought or rendered against any Obligor or any other Person, (c) any Obligor or any other Person be joined in such action or (d) a separate action be brought against any Obligor or any other Person. Guarantor's obligations under this Guaranty are several from those of any other Obligor or any other Person, and are primary obligations concerning which Guarantor is the principal obligor. All waivers in this Guaranty or any of the Loan Documents shall be without prejudice to any Lender or Agent at its option to proceed against any Obligor or any other Person, whether by separate action or by joinder. Guarantor agrees that this Guaranty shall not be discharged except by payment of the Debt in full, complete performance of all obligations of the Obligors under the Loan Documents and termination of each Lender's obligation--if any--to make any further advances under the Credit Agreement or extend other financial accommodations to any Obligor.

SECTION 3.5 Subrogation. Guarantor agrees that it shall never be entitled to be subrogated to any of any Lender or Agent's rights against any Obligor or any other Person or any collateral or offset rights held by any Lender or Agent for payment of the Debt until final termination of this Guaranty.

SECTION 3.6 Reliance on Guaranty. All extensions of credit and financial accommodations heretofore or hereafter made by Agent and Lenders under or in respect of the Credit Agreement or any of the other Loan Documents shall be conclusively presumed to have been made in acceptance of this Guaranty.

SECTION 3.7 Joint and Several. If any other Person makes any guaranty of any of the obligations guaranteed hereby or gives any security for them, Guarantor's obligations hereunder shall be joint and several with the obligations of such other Person.

SECTION 3.8 Payments Returned. Guarantor agrees that, if at any time all or any part of any payment previously applied by any Lender or Agent to the Debt is or must be returned by any Lender or Agent--or recovered from any Lender or Agent-- for any reason (including the order of any bankruptcy court), this Guaranty shall automatically be reinstated to the same effect as if the prior application had not been made, and, in addition, Guarantor hereby agrees to indemnify the Lenders and Agent against, and to save and hold the Lenders and Agent harmless from any required return by any Lender or Agent--or recovery from any Lender or Agent--of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.

ARTICLE 4

     Guarantor warrants and represents as follows:

SECTION 4.1 Relationship to Borrower. Guarantor's board of directors has determined that the liability and obligation under this Guaranty may reasonably be expected to substantially benefit Guarantor directly or indirectly. Guarantor has had full and complete access to the Loan Documents and all other papers executed by any Obligor in connection with the Debt, has reviewed them and is fully aware of the meaning and effect of their contents. Guarantor is fully informed of all circumstances which bear upon the risks of executing this Guaranty and which a diligent inquiry would reveal. Guarantor has adequate means to obtain from Borrower on a continuing basis information concern-ing Borrower's financial condition, and is not depending on any Lender or Agent to provide such information, now or in the future. Guarantor agrees that no Lender or Agent shall have any obligation to advise or notify Guarantor or to provide Guarantor with any data or information. The execution and delivery of this Guaranty is not a condition precedent (and no Lender or Agent has in any way implied that the execution of this Guaranty is a condition precedent) to any Lender's or Agent's making, extending or modifying any loan to Guarantor or to any other financial accommodation to or for Guarantor.

SECTION 4.2 Guarantor Solvent. Guarantor is now solvent, and no bankruptcy or insolvency proceedings are pending or contemplated by or--to the best of its knowledge--against it.

ARTICLE 5

SECTION 5.1 Term; Survival. Subject to the automatic reinstatement provisions of Article 3 above, this Guaranty shall terminate and be of no further force or effect upon full payment of the Debt, complete performance of all of the obligations of the Obligors under the Loan Documents and final termination of every Lender's obligation--if any--to make any further advances under the Credit Agreement or to provide any other financial accommodations in connection with or arising out of the Debt to any Obligor. The representations, covenants and agreements set forth in this Guaranty shall continue and survive until final termination of this Guaranty.

ARTICLE 6

SECTION 6.1 Binding on Successors; No Assignment by Guarantor. All guaranties, warranties, representations, covenants and agreements in this Guaranty shall bind the heirs, devisees, executors, administrators, personal representatives, trustees, beneficiaries, conservators, receivers, successors and assigns of Guarantor and shall benefit Lenders and Agent, their respective successors and assigns, and any holder of any part of the Debt. Guarantor shall not assign or delegate any of its obligations under this Guaranty or any of the Loan Documents without express prior written consent of the Majority Lenders.

SECTION 6.2 Subordination of Borrower's Obligations to Guarantor. Guarantor agrees that if, for any reason whatsoever, Borrower now or hereafter owes any Indebtedness, directly or indirectly, to Guarantor or any other Obligor, all such Indebtedness, together with all interest thereon and fees and other charges in connection therewith, and all Liens shall at all times, be second, subordinate and inferior in right of payment, in Lien priority and in all other respects to the Debt and all Liens securing the Debt or any part thereof.

SECTION 6.3 Acknowledgment of Terms of Credit Agreement Binding Upon Guarantor. Guarantor acknowledges and agrees to the covenants, agreements, representations, warranties and other provisions of the Credit Agreement which refer to Guarantor, and, further, agrees that whenever the Credit Agreement refers to the knowledge of Borrower it shall also mean and include to the knowledge of Guarantor.

SECTION 6.4 Waiver of Suretyship Rights. By signing this Guaranty, Guarantor WAIVES each and every right to which it may be entitled by virtue of any suretyship law, including any rights it may have pursuant to Rule 31 of the Texas Rules of Civil Procedure, (s)17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code, as the same may be amended from time to time.

SECTION 6.5 Notices. Any notices or other communications required or permitted to be given hereunder shall be given, made and received in the manner provided in Section 11.2 of the Credit Agreement; provided, that with respect to Guarantor, any such notices or other communications shall be sent to it at the "Address for Notices" specified below its name on the signature page hereof or at such other address as shall be designated by such recipient in a notice to the other parties hereto given in accordance with this Section.

SECTION 6.6 Amendments in Writing. This Guaranty may not be changed orally but shall be changed only by agreement in writing signed by Guarantor and Agent. Any waiver or consent with respect to this Guaranty shall be effective only in the specific instance and for the specific purpose for which given. No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Guaranty.

SECTION 6.7 Gender; "Including" is Not Limiting; Section Headings. The masculine and neuter genders used in this Guaranty each includes the masculine, feminine and neuter genders, and the singular number includes the plural where appropriate, and vice versa. Wherever the term "including" or a similar term is used in this Guaranty, it shall be read as if it were written "including by way of example only and without in any way limiting the generality of the clause or concept referred to." The headings used in this Guaranty are included for reference only and shall not be considered in interpreting, applying or enforcing this Guaranty.

SECTION 6.8 Venue. This Guaranty is performable in Harris County, Texas, which shall be a proper place of venue for suit on or in respect of this Guaranty. Guarantor irrevocably agrees that any legal proceeding in respect of this Guaranty shall be brought in the district courts of Harris County, Texas or the United States District Court for the Southern District of Texas, Houston Division (collectively, the "Specified Courts"). Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Guarantor further irrevocably consents to the service of process out of any of the Specified Courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address as provided in this Guaranty or as otherwise provided by Texas law. Nothing herein shall affect the right of any Lender or Agent to commence legal proceedings or otherwise proceed against Guarantor in any jurisdiction or to serve process in any manner permitted by applicable law. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

SECTION 6.9 Rights Cumulative; Delay Not Waiver. Any Lender's or Agent's exercise of any right, benefit or privilege under any of the Loan Documents or at law or in equity shall not preclude the concurrent or subsequent exercise of any other present or future rights, benefits or privileges of any Lender or Agent. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law or the Loan Documents. No failure by any Lender or Agent to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof.

SECTION 6.10 Severability. If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected thereby, and this Guaranty shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this Guaranty is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against any Lender or Agent for having bargained for and obtained it.

SECTION 6.11 Entire Agreement. This Guaranty embodies the entire agreement and understanding among Guarantor, Lenders and Agent with respect to its subject matter and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Guarantor acknowledges and agrees that there is no oral agreement between Guarantor and any Lender or Agent which has not been incorporated in this Guaranty.

SECTION 6.12 Offset Rights. Agent and each Lender is hereby authorized at any time and from time to time, without notice to any Person (and Guarantor hereby WAIVES any such notice) to the fullest extent permitted by law, to set-off and apply any and all monies, securities and other properties of Guarantor now or in the future in the possession, custody or control of Agent or any Lender, or on deposit with or otherwise owed to Guarantor by Agent or any Lender--including all such monies, securities and other properties held in general, special, time, demand, provisional or final accounts or for safekeeping or as collateral or otherwise but excluding those accounts clearly designated as escrow or trust accounts held by Guarantor for a Person which is not an Affiliate of Guarantor-- against any and all of Guarantor's obligations to Agent and each Lender now or hereafter existing under this Guaranty, irrespective of whether Agent or any Lender shall have made any demand under this Guaranty. Agent and Lenders agree to use reasonable efforts to promptly notify Guarantor after any such set-off and application with respect to Guarantor, provided that failure to give--or delay in giving--any such notice shall not affect the validity of such set-off and application or impose any liability on Agent or any Lender. Agent and Lenders' rights under this Section are in addition to other rights and remedies (including other rights of set-off) which Agent or any Lender may have.

SECTION 6.13 Usury Not Intended; Savings Provisions. Notwithstanding any provision to the contrary contained in any Loan Document, it is expressly provided that in no case or event shall the aggregate of any amounts accrued or paid pursuant to this Guaranty which under applicable laws are or may be deemed to constitute interest ever exceed the maximum nonusurious interest rate permitted by applicable Texas or federal laws, whichever permit the higher rate. In this connection, Guarantor and Agent on behalf of Lenders stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this Guaranty shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate permitted by applicable laws. Guarantor shall never be liable for interest in excess of the maximum rate permitted by applicable laws. If, for any reason whatever, such interest paid or received during the full term of the applicable indebtedness produces a rate which exceeds the maximum rate permitted by applicable laws, Lenders shall credit against the principal of such indebtedness (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the maximum rate permitted by applicable laws. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the applicable indebtedness, so that the interest rate is uniform throughout the full term of such indebtedness. The provisions of this Section shall control all agreements under the Loan Documents, whether now or hereafter existing and whether written or oral, among Guarantor and any Lender or Agent.

SECTION 6.14 Parent Credit Facility. Guarantor shall not permit any "Event of Default" to occur under the Parent Credit Facility.

     THIS GUARANTY is executed as of the date first above written.

                               STERLING CHEMICALS, INC., a Delaware corporation


                               By: /s/ Jim P. Wise
                                   ----------------------------------------
                                       Jim P. Wise, Vice President-Finance
                                       and Chief Financial Officer

                               "Address for Notices"

                               1200 Smith Street, Suite 1900
                               Houston, Texas 77002